Company Contact: Gary Atkinson (954) 596 – 1000 GaryAtkinson at singingmachine.com www.singingmachine.com
FOR IMMEDIATE RELEASE

NYSE Alternext Approves Singing Machine’s Plan of Compliance

Coconut Creek, FL, December 18, 2008 -- The Singing Machine Company  (“Singing Machine” or the “Company”)(AMEX: SMD) proudly announces that it has received notice from the NYSE Alternext US (“Exchange”)(formerly the American Stock Exchange) approving the Company’s Plan for Compliance.

On September 16, 2008 the Company received notice from the NYSE Alternext US (the “Exchange”) Staff indicating that the Company was below certain requirements of the Exchange’s continued listing standards as of June 30, 2008. Specifically, shareholders’ equity was less than $4,000,000 and there were losses from continuing operations in three of its four most recent fiscal years, as set forth in Section 1003(a)(ii) of the Exchange’s Company Guide.  In response, the Company submitted a timely plan of compliance to the Exchange.  In a letter dated December 12, 2008 the Company was officially notified that the Exchange has accepted the Company’s plan of compliance and the Company has until March 31, 2009 to complete the plan and regain compliance with Section 1003(a)(ii) of the Exchange’s Company Guide.  Staff advised the Company that it will be subject to periodic review by Exchange Staff during the extension period and that failure to make progress consistent with the Company’s plan could result in delisting.

Also in that same letter dated December 12, 2008, the Exchange Staff has notified the Company that it deems the Company’s common stock selling price as too low. The Exchange has informed the Company that it must address its low selling price by June 12, 2009 in order to remain in compliance with Company Guide Section 1003(f)(v).

“We are not surprised by the Exchange’s position as historically the Company always experiences losses in the first quarter as a result of the cyclical buying patterns of our major retail customers,” remarked Tony Handal, CEO.  “We fully expect to be in compliance with the Exchange’s listing standards by our fiscal year end.  Additionally, the Company is investigating ways to naturally grow our stock price without artificial intervention from the Exchange.  We will continue to take whatever steps we can to solidify our business and deliver value to our shareholders.”

About The Singing Machine
Incorporated in 1982, The Singing Machine Company develops and distributes a full line of consumer-oriented karaoke machines and music under The Singing MachineTM, Bratz, SoundX and other brand names.  The first to provide karaoke systems for home entertainment in the United States, The Singing Machine sells its products in North America, Europe and Australia.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements are based on current expectations, estimates and projections about the Company's business based, in part, on assumptions made by management and include, but are not limited to statements about our financial statements for the fiscal year ended March 31, 2008.  These statements are not guarantees of future performance and involve risks and uncertainties that are difficult to predict.  Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including the risks that our vendors in China may not ship our products on the scheduled basis and that we will have sufficient cash flow to finance our working capital needs in the remaining periods of this fiscal year.  In addition, you should review our risk factors in our SEC filings which are incorporated herein by reference.  Such forward-looking statements speak only as of the date on which they are made and the company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release.